                                                                   EXHIBIT 10.18

                                PROMISSORY NOTE

$150,000                                                Redwood City, California
                                                                January 28, 2000

     Joseph Affholter and Roxanne Affholter ("Obligor"), for value received, hereby promise to pay to the order of Maxygen, Inc. or holder ("Payee"), in lawful money of the United States at the address of Payee set forth below, the principal sum of One Hundred Fifty Thousand Dollars ($150,000), together with interest on the unpaid principal from February 1, 2001 at the compounded annual rate of 5.59%. Interest shall be due and payable on June 30 and December 31 of each year. Unpaid principal together with all accrued interest shall be due and payable with respect to Seventy-Two Thousand Five Hundred Dollars ($72,500) of principal on April 1, 2003, and with respect to Seventy-Seven Thousand Five Hundred Dollars ($77,500) of principal on March 30, 2004.

     If any payment of principal or interest on this note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

     This Note is secured by a Pledge Agreement of even date herewith.

     Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Obligor for cancellation.

     Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

     In the event that Obligor fails to make payment on any date for payment hereinabove specified of all principal and interest due hereunder on such date, Obligor shall be deemed to be in default hereunder. In the event of such default, Payee may, at Payee's option and in Payee's sole discretion, five days after giving notice of default to Obligor, accelerate the maturity of all amounts due under this Note by giving notice of such acceleration.

     If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

     Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery, if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

     If to Payee:

                    Maxygen, Inc.
                    515 Galveston Drive
                    Redwood City, California 94063
                    Attention:  President

     If to Obligor:

                    Joseph A. Affholter
                    17440 Lakeview Drive
                    Morgan Hill, California 95037

     Any payment shall be deemed made upon receipt by Payee. Payee or Obligor may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

                                       Obligors:

                                       /s/ Joseph A. Affholter
                                       -----------------------
                                           Joseph A. Affholter


                                       /s/ Roxanne B. Affholter
                                       ------------------------
                                           Roxanne B. Affholter

                                 PAYMENTS MADE

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Date               Principal Amount             Interest               Received By
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